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                                                                    EXHIBIT 23.1
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               Consent of Independent Certified Public Accountants




The Board of Directors
Darden Restaurants, Inc.:


We consent to incorporation by reference in the registration statement on Form S-3 of Darden Restaurants, Inc. of our report dated June 18, 1999, relating to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 30, 1999 and May 31, 1998, and the related consolidated statements of earnings (loss), changes in stockholders' equity, and cash flows for each of the years in the three-year period ended May 30, 1999, which report is incorporated by reference to page 26 of the registrant's 1999 Annual Report to Stockholders in the May 30, 1999 Annual Report on Form 10-K of Darden Restaurants, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.


                                            /s/ KPMG LLP



Orlando, Florida
July 13, 2000